EXHIBIT 10.12(b)

AMENDMENT TO PARTS SOURCING CONTRACT

     This Amendment to Parts Sourcing Contract (“Amendment”) is made and entered into to be effective as of the                      day of September, 1999, between the GENERAL ELECTRIC COMPANY, a New York corporation, acting through its GE Appliances business component (“GE”) and WIREKRAFT INDUSTRIES, INC., a Delaware corporation (“Wirekraft”), and amends further that certain Parts Sourcing Contract effective the 2nd day of December, 1994, between GE and Wirekraft (“Sourcing Contract”).

     GE and Wirekraft have reached an understanding regarding the pricing terms set forth in the Sourcing Contract and wish to document their agreement in this Amendment.

     IN CONSIDERATION OF the mutual covenants herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Section 2 of Exhibit C of the Contract is hereby amended to add the following:

“Payment terms to Controladora Mabe, S.A. de C.V. of [*] days for Wire Harnesses is an exception to this Section 2.”

     2. All of the other terms of the Sourcing Contract and the Agreement not modified by this Amendment shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

* Omitted pursuant to a request for
confidential treatment and filed
separately with the Securities and
Exchange Commission.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be entered into as of the date and year first above written.

GENERAL ELECTRIC COMPANY		WIREKRAFT INDUSTRIES, INC.
GE Appliances

By:	/s/ David Meke	By:	/s/ Joseph M. Fiamingo

Title:	Controls LBT Leader	Title:	President & COO